Exhibit 99.1

Investor Contact:	Media Contact:
Karen Breen	KC Higgins
303-397-8592	303-397-8325
TeleTech Reports Fourth Quarter 2005 Financial Results
Highest Quarterly and Annual Revenue in Company History;
2006 Revenue Projected to Grow 8 to 10 Percent over 2005;
Board of Directors Authorizes An Additional $50 Million Share Repurchase Program
Englewood, Colo., February 21, 2006 — TeleTech Holdings, Inc. (Nasdaq: TTEC), a leading global business process outsourcing (BPO) provider of customer management and transaction-based processing solutions, today announced fourth quarter 2005 financial results. The Company also filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2005.
TeleTech’s fourth quarter revenue grew 16.6% over the year-ago quarter and 10.9% over the third quarter with record quarterly revenue of $304 million. Net income was $10.1 million, or 14 cents per diluted share. Approximately ten percent of the fourth quarter 2005’s revenue was from hurricane relief work. These results compare to quarterly revenue of $261 million and net income of $9.7 million, or 13 cents per diluted share, for the year-ago quarter. Included in the year-ago quarter’s operating results was a benefit of $4.8 million, or 4 cents per diluted share, arising from the reversal of certain employee-related healthcare liabilities. Please refer to the Company’s “Management’s Discussion & Analysis” section of the Form 10-K for a complete discussion of items affecting comparability to prior periods.
“We are extremely pleased to have achieved the majority of our planned strategic goals during 2005, including the implementation of worldwide best operating practices and the global standardization, centralization and virtualization of our technology platform,” said Ken Tuchman, Chairman and Chief Executive Officer. “We believe this solid operational foundation and increased demand for our complex back office outsourcing solutions puts us in a strong position to report record revenue again in 2006.”
“Going forward, we are focused on continuing to deliver innovative new offerings and driving profitable revenue growth,” continued Tuchman. “Towards this end, we have made significant progress having announced significant new, renewed and expanded client relationships since June of 2005. These new business wins and client renewals are the basis for our belief that revenue in 2006 will grow between 8 to 10 percent over 2005.”
SHARE REPURCHASE PROGRAM
During 2005, TeleTech repurchased 7.1 million shares, or approximately 10 percent of its common stock outstanding, for $67.8 million. In February 2006, the Board of Directors authorized an additional $50 million share repurchase program.
BUSINESS OUTLOOK

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For the full year 2006, TeleTech expects organic revenue to grow between 8 to 10 percent over 2005 and believes its fourth quarter 2006 operating margin will approximate 6 to 7 percent, excluding unusual charges, if any.
SEC FILINGS
The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.
CONFERENCE CALL
TeleTech executive management will hold a conference call to discuss fourth quarter 2005 financial results on Wednesday, February 22, 2006, at 11:00 a.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Wednesday, March 8, 2006.
ABOUT TELETECH
TeleTech is a leading global business process outsourcing (BPO) company that provides a full range of front-to-back office outsourced solutions including customer management, transaction-based processing, and database marketing services. TeleTech’s comprehensive solutions include fully managed, OnDemand services including infrastructure, software, and business intelligence. TeleTech’s ability to deliver innovative solutions globally over a centralized and standardized delivery platform ensures a high quality, consistent customer experience enabling clients to increase revenue, improve profitability, and develop stronger customer relationships around the world. TeleTech is a valued partner for clients that include Global 1000 businesses and governments. Approximately 60 percent of TeleTech’s revenue is generated internationally with services offered in 150 languages from nearly every continent on the globe. For additional information, visit www.TeleTech.com.
FORWARD-LOOKING STATEMENTS
THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS RELATING TO FUTURE RESULTS. THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE TELETECH’S AND ITS SUBSIDIARIES’ ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING BUT NOT LIMITED TO THE FOLLOWING: THE COMPANY’S BELIEF THAT IT’S CONTINUING TO SEE STRONG DEMAND FOR ITS SERVICES; ESTIMATED REVENUE FROM NEW, RENEWED AND EXPANDED CLIENT BUSINESS; THE BELIEF THAT THE PROSPECTS FOR NEW BUSINESS REMAIN STRONG; ACHIEVING THE COMPANY’S EXPECTED PROFIT IMPROVEMENT IN ITS INTERNATIONAL OPERATIONS; THE ABILITY TO CLOSE AND RAMP NEW BUSINESS OPPORTUNITIES THAT ARE CURRENTLY BEING PURSUED WITH EXISTING CLIENTS AND POTENTIAL CLIENTS; THE ABILITY FOR THE COMPANY TO EXECUTE ITS GROWTH PLANS, INCLUDING SALES OF NEW PRODUCTS (SUCH AS TELETECH ON DEMANDTM AND TELETECH IN CULTURETM); TO INCREASE PROFITABILITY VIA THE GLOBALIZATION OF ITS NORTH AMERICAN BEST OPERATING PRACTICES; TO ACHIEVE ITS YEAR-END 2006 AND 2007 FINANCIAL GOALS AND TARGETED COST REDUCTIONS; THE POSSIBILITY OF THE COMPANY’S DATABASE MARKETING AND

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CONSULTING SEGMENT NOT INCREASING REVENUE, LOWERING COSTS, OR RETURNING TO HISTORIC LEVELS OF PROFITABILITY; THE POSSIBILITY OF LOWER REVENUE OR PRICE PRESSURE FROM THE COMPANY’S CLIENTS EXPERIENCING A DOWNTURN OR MERGER IN THEIR BUSINESS; GREATER THAN ANTICIPATED COMPETITION IN THE BPO AND CUSTOMER MANAGEMENT MARKET, CAUSING ADVERSE PRICING AND MORE STRINGENT CONTRACTUAL TERMS; RISKS ASSOCIATED WITH LOSING OR NOT RENEWING CLIENT RELATIONSHIPS, PARTICULARLY LARGE CLIENT AGREEMENTS, OR EARLY TERMINATION OF A CLIENT AGREEMENT; THE RISK OF LOSING CLIENTS DUE TO CONSOLIDATION IN THE INDUSTRIES WE SERVE; CONSUMERS’ CONCERNS OR ADVERSE PUBLICITY REGARDING THE PRODUCTS OF THE COMPANY’S CLIENTS; HIGHER THAN ANTICIPATED START-UP COSTS OR LEAD TIMES ASSOCIATED WITH NEW VENTURES OR BUSINESS IN NEW MARKETS; EXECUTION RISKS ASSOCIATED WITH PERFORMANCE-BASED PRICING METRICS IN CERTAIN CLIENT AGREEMENTS; THE COMPANY’S ABILITY TO FIND COST EFFECTIVE LOCATIONS, OBTAIN FAVORABLE LEASE TERMS, AND BUILD OR RETROFIT FACILITIES IN A TIMELY AND ECONOMIC MANNER; RISKS ASSOCIATED WITH BUSINESS INTERRUPTION DUE TO WEATHER OR TERRORIST-RELATED EVENTS; RISKS ASSOCIATED WITH ATTRACTING AND RETAINING COST-EFFECTIVE LABOR AT THE COMPANY’S CUSTOMER MANAGEMENT CENTERS; THE POSSIBILITY OF ADDITIONAL ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES; RISKS ASSOCIATED WITH CHANGES IN FOREIGN CURRENCY EXCHANGE RATES; ECONOMIC OR POLITICAL CHANGES AFFECTING THE COUNTRIES IN WHICH THE COMPANY OPERATES; CHANGES IN ACCOUNTING POLICIES AND PRACTICES PROMULGATED BY STANDARD SETTING BODIES; AND, NEW LEGISLATION OR GOVERNMENT REGULATION THAT IMPACTS THE BPO AND CUSTOMER MANAGEMENT INDUSTRY.
PLEASE REFER TO THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, FOR A DETAILED DISCUSSION OF FACTORS DISCUSSED ABOVE AND OTHER IMPORTANT FACTORS THAT MAY IMPACT THE COMPANY’S BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, AND CASH FLOWS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS OR CHANGES IN FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.
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TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue	$304,155	$260,814	$1,086,673	$1,052,690

Operating expenses:
Costs of services	232,608	187,308	813,271	774,521
Selling, general & administrative	45,534	43,415	182,262	165,630
Depreciation and amortization	12,910	14,886	53,560	59,378
Restructuring charges, net	1,193	(58)	2,673	2,052
Impairment losses	2,174	—	4,711	2,641

Total operating expenses	294,419	245,551	1,056,477	1,004,222

Operating Income	9,736	15,263	30,196	48,468

Other income (expense)	490	85	2,020	(3,861)
Debt restructuring charges	—	—	—	(10,402)

Income Before Income Taxes	10,226	15,348	32,216	34,205

Income tax expense (benefit)	(688)	4,639	2,516	9,464

Income before Minority Interest	10,914	10,709	29,700	24,741

Minority interest	(829)	(1,054)	(1,542)	(738)

Net Income	$10,085	$9,655	$28,158	$24,003

Basic Earnings Per Share	$0.14	$0.13	$0.39	$0.32

Diluted Earnings Per Share	$0.14	$0.13	$0.38	$0.32

Operating Income Margin	3.2%	5.9%	2.8%	4.6%
Net Income Margin	3.3%	3.7%	2.6%	2.3%
Effective Tax Rate after Minority Interest	(7.3)%	32.5%	8.2%	28.3%

Weighted Average Shares
Basic	69,646	74,804	72,121	74,751
Diluted	70,711	76,709	73,631	76,109

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT DISCLOSURES
(In thousands)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue:
North American Customer Care	$678,803	$638,359	$203,951	$157,038
International Customer Care	325,038	315,938	80,881	79,705
Database Marketing & Consulting	82,832	98,393	19,323	24,071

Total	$1,086,673	$1,052,690	$304,155	$260,814

Operating Income (Loss) :
North American Customer Care	$61,655	$58,580	$20,903	$16,774
International Customer Care	(22,134)	(18,414)	(9,946)	(3,615)
Database Marketing & Consulting	(9,325)	8,302	(1,221)	2,104

Total	$30,196	$48,468	$9,736	$15,263

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$32,505	$75,066
Accounts receivable, net	207,090	148,627
Other current assets	59,558	51,238

Total current assets	299,153	274,931

Property and equipment, net	133,635	145,220
Other assets	85,443	76,644

Total assets	$518,231	$496,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$160,183	$136,192
Other noncurrent liabilities	58,130	30,186
Minority interest	6,544	7,872
Total stockholders’ equity	293,374	322,545

Total liabilities and stockholders’ equity	$518,231	$496,795

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOWS
(In thousands)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2005	2004	2005	2004
Cash flow from operating activities:
Net income	$28,158	$24,003	$10,085	$9,655
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	53,560	59,378	12,910	14,886
Other	(40,232)	29,300	(34,241)	28,241

Net cash provided by (used in) operating activities	$41,486	$112,681	$(11,246)	$52,782

Total Capital Expenditures	$37,606	$41,677	$10,843	$13,285

Free Cash Flow	$3,880	$71,004	$(22,089)	$39,497

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2005	2004	2005	2004
Reconciliation of EBITDA

Net Income	$28,158	$24,003	$10,085	$9,655
Interest income	$(2,790)	$(4,045)	$(341)	$(764)
Interest expense	$3,510	$8,542	$1,580	$346
Provision for income taxes	$2,516	$9,464	$(688)	$4,639
Depreciation and amortization	$53,560	$59,378	$12,910	$14,886

EBITDA	$84,954	$97,342	$23,546	$28,762